EXHIBIT 10.1


                                 SIXTH AMENDMENT
                             TO AMENDED AND RESTATED
                  REVOLVING CREDIT AGREEMENT AND ASSIGNMENT


Sixth Amendment and Assignment dated as of June 27, 1997 to Amended and Restated Revolving Credit Agreement (the "Sixth Amendment"), by and among AVID TECHNOLOGY, INC., a Delaware corporation (the "Borrower"), BANKBOSTON, N.A. (formerly known as The First National Bank of Boston) and the other lending institutions listed on Schedule 1 to the Credit Agreement (as hereinafter defined) (the "Banks") and BANKBOSTON, N.A., as agent for the Banks (in such capacity, the "Agent"), amending certain provisions of the Amended and Restated Revolving Credit Agreement dated as of June 30, 1995 (as amended and in effect from time to time, the "Credit Agreement") by and among the Borrower, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

WHEREAS, the Borrower, the Banks and the Agent have agreed to modify certain terms and conditions of the Credit Agreement and waive certain covenants contained in the Credit Agreement as specifically set forth in this Sixth Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     ss.1. Amendment to ss.1 of the Credit Agreement.
         Section 1.1 of the Credit Agreement is hereby amended as follows:

        (a) The definition of "Consolidated Operating Cash Flow" is hereby amended by deleting the definition in its entirety and restating it as follows:

            CONSOLIDATED OPERATING CASH FLOW. For any fiscal quarter, an amount equal to (a) the sum of (i) Earnings Before Interest and Taxes for such period, plus (ii) depreciation and amortization for such period less (b) the sum of (i) cash payments for all taxes paid during such period, plus (ii) Capital Expenditures made in such period, plus
            (iii) the portion of the costs of software development required to be capitalized pursuant to Financial Accounting Standards Board Statement No. 86.

        (b) The definition of "Maturity  Date" is hereby amended by deleting the
            date  "June  28,  1997"  which  appears  in  such   definition   and
            substituting in place thereof the date "June 30, 1998".

        (c) Section 1.1 of the Credit Agreement is further amended by deleting each of the following definitions: "Adjustment Date", "Applicable Margin", Commitment Fee Rate", "Net Working Capital Changes" and "Rate Adjustment Period".


     ss.2. Amendment to ss.2 of the Credit Agreement.
          Section 2 of the Credit Agreement is hereby amended as follows:

        (a) Section 2.2 of the Credit Agreement is hereby amended by deleting the words "the Commitment Fee Rate" from the first sentence of ss.2.2 and substituting in place thereof the words "one quarter of one percent (1/4%)".

        (b) Section 2.5 of the Credit Agreement is hereby amended by deleting subparagraphs (a) and (b) in their entirety and restating such subparagraphs as follows:

            (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate.

            (b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of one and one quarter percent (1 1/4%) per annum equal to 1.25% per annum above the LIBOR Rate applicable thereto during such Interest Period.

     ss.3.Amendment to ss.7 of the Credit  Agreement.
          Section 7.3 of the Credit Agreement is hereby amended by (a) deleting the word "and" which appears at the end of ss.7.3(e); (b) deleting the period which appears at the end of ss.7.3(f) and substituting in place thereof a semicolon and the word "and"; and (c) inserting the following text at the end of ss.7.3:

            (g) an Investment by the Borrower in Pluto Technologies, Inc. ("Pluto") in an aggregate amount of not more than $700,000 pursuant to a joint development and marketing agreement between the Borrower and Pluto; provided, that no Default or Event of Default has occurred and is continuing or would exist immediately after giving effect to such Investment.

     ss.4.Amendment to ss.8 of the Credit Agreement.
          Section 8.3 of the Credit Agreement is hereby amended by deleting ss.8.3 in its entirety and restating it as follows:

        8.3.Operating  Cash Flow to Total Debt  Service.  The Borrower  will not permit the ratio of Consolidated Operating Cash Flow to Total Debt Service at the end of any fiscal quarter for the period of the two immediately preceding fiscal quarters (treated as a single accounting period) to be less than 1.50:1.00.


     ss.5. Conditions to Effectiveness.
         This Sixth Amendment shall not become effective until the Agent receives the following:

        (a) a counterpart of this Sixth Amendment executed by the Borrower, the Banks and the Agent; and

        (b) payment to the Agent in cash for the respective pro rata accounts of each of the Banks of an amendment fee in the aggregate amount of $15,000.

     ss.6. Representations and Warranties.
         The Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in ss.5 of the Credit
         Agreement, provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower of this Sixth Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate authority of the Borrower and have been duly authorized by all necessary corporate action on the part of the Borrower.

     ss.7. Ratification, Etc.
         Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Sixth Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit
         Agreement shall hereafter refer to the Credit Agreement as amended hereby.

     ss.8. No Waiver.
         Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agent or the Banks consequent thereon.

     ss.9. Counterparts.
         This Sixth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     ss.10.Governing Law.
         THIS  SIXTH   AMENDMENT  SHALL  BE  GOVERNED  BY,  AND  CONSTRUED  IN
         ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).




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IN WITNESS  WHEREOF,  the parties hereto have executed this Sixth Amendment as a document under seal as of the date first above written.

                                    AVID TECHNOLOGY, INC.


                                    By: /s/ C. Edward Hazen
                                       -----------------------
                                    Title: Senior Vice President of Business
                                           Development and Corporate Treasurer

                                    BANKBOSTON, N.A.,
                                      individually and as Agent


                                    By: /s/ John B. Desmond
                                       ------------------------
                                    Title: Vice President


                                    ABN AMRO BANK N.V.
                                    Boston Branch
                                    By:  ABN AMRO North America, Inc., as Agent


                                    By: /s/ Carol A. Levine
                                        --------------------------
                                    Title: Senior Vice President

                                    By: /s/ James S. Adelsheim
                                        --------------------------
                                    Title: Vice President